CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Rochester General Municipal Fund:

We consent to the use in this Registration Statement of Oppenheimer Rochester
General Municipal Fund, of our report dated August 18, 2008, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the reference to our firm under the heading "Independent
Registered Public Accounting Firm" appearing in the Statement of Additional
Information.

                          /s/    KPMG LLP

Denver, Colorado
August 18, 2008